Exhibit 15.1

Awareness of Independent Registered Public Accounting Firm

We acknowledge the incorporation by reference in this Registration Statement on Form S-3 of Simmons First National Corporation (Company) of our report dated May 7, 2024 included with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of the Act.

/s/ FORVIS, LLP

FORVIS, LLP

Little Rock, Arkansas

May 17, 2024